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                                  EXHIBIT 12.1
                            BEAUCELAND CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES


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                                                                                                                        Beauceland
                                                                       Predecessor                                      Corporation
                                           ---------------------------------------------------------------------------- -----------


                                                                                                            Period from
                                                                                               Six Months     March 1    Period from
                                                                                                 Ended           to       June 4 to
                                                                                               August 31,      June 3,    August 31,
                                           2000     2001     2002    2003     2004    2004 PF    2003           2004         2004
                                          ------------------------------------------------------------------------------------------
Net income                                16,028   11,818   14,590   25,425   31,951   20,757      21,417       1,796      11,338
Provision for income taxes                 7,402    5,672    8,034   15,699   14,247    8,807      10,318       1,572       1,537
Fixed charges                              4,028    7,264    5,843    5,551    7,069   28,101       3,489       1,894       6,584
                                          ------------------------------------------------------------------------------------------
                                          27,458   24,754   28,467   46,675   53,267   57,665      35,224       5,262      19,459
------------------------------------------------------------------------------------------------------------------------------------

Fixed charges

Interest expensed or capitalized           2,725    5,552    3,875    3,547    4,380   25,412       2,144       1,200       5,928
Interest component of the rental expense   1,303    1,712    1,968    2,004    2,689    2,689       1,345         694         656
                                          ------------------------------------------------------------------------------------------

                                           4,028    7,264    5,843    5,551    7,069   28,101       3,489       1,894       6,584
------------------------------------------------------------------------------------------------------------------------------------
Ratio                                        6.8      3.4      4.9      8.4      7.5      2.1        10.1         2.8         3.0
====================================================================================================================================
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